Exhibit 99.1

GoHealth Reports Second Quarter 2020 Results and Provides 2020 Outlook

Growth Fueled by Strong Medicare Advantage Enrollments

CHICAGO, August 19, 2020 — GoHealth, Inc. (“GoHealth”) (Nasdaq: GOCO), a leading health insurance marketplace, announced financial results for the three and six months ended June 30, 2020.

•	Second quarter 2020 net revenues of $127.1 million increased 71% compared to the prior year period, and first half 2020 net revenues of $268.1 million increased 87% compared to the prior year period

•

Second quarter 2020 net loss of $(22.9) million compared to net income of $15.3 million in the prior year period, and first half 2020 net loss of $(23.8) million compared to net income of $20.3 million in the prior year period

•

Second quarter 2020 adjusted EBITDA[1] of $26.9 million increased 56% compared to the prior year period, and first half 2020 adjusted EBITDA of $61.9 million increased 154% compared to the prior year period

The Company also provided a full year 2020 outlook, including net revenues of $840-890 million and adjusted EBITDA1 of $265-290 million.

Clint Jones, co-founder and CEO said, “We delivered 71% revenue growth in the second quarter, powered by strong Medicare Advantage enrollments. Our strategic focus on LTV/CAC ensures that these high rates of growth convert into industry-leading margins and strong cash returns. Given the trajectory of our business and the investments we have been making in our direct-to-consumer marketplace, we believe we are on track for another record year of results in fiscal 2020.”

Jones continued, “GoHealth is one of the largest enrollers of Medicare Advantage plans in the United States. Our targeted marketing efforts help spur seniors to evaluate their Medicare plans as we continue to expand our carrier offerings and geographic footprint. The COVID-19 pandemic has accelerated the shift from traditional field agents to our technology enabled model, as consumers seek the expert advice of our agents from the comfort and safety of their homes. Importantly, we are rapidly scaling up in a fast growing, 60 million plus person market where our larger scale and leadership position will allow us to better help both consumers and carriers.”

Year-to-date highlights

•

LTV/CAC[2] for the Medicare-Internal segment increased from 2.3x to 2.7x during the first half 2020, driven by lower marketing costs per opportunity and higher conversion, resulting in EBITDA margins of 23% vs 17% in the prior year period. Trailing twelve-month LTV/CAC jumped from 2.8x to 3.6x.

•	LTV per carrier approved Medicare Advantage submission increased 1.3% from $868 to $879 during the first half 2020 compared to the prior year period

•	79% of consumer leads were generated internally vs 30% in the prior year period

•	Total Medicare Submitted Policies[3] grew 148% in the first half 2020 to 245,396

•	Medicare—Internal revenue increased 242% in the first half 2020 to $182.5 million

•	Medicare—Internal profit increased 276% in the first half 2020 to $74.5 million

•	76% increase in customer care and enrollment investments in the first half 2020 ahead of the Annual Enrollment Period

•	On track for over 1,000 new agents in 2020 (957 hired as of August 1st, 2020) and four new virtual sales centers, substantially resolving COVID-19 related state licensing delays to date

•	TeleCare team engaging with customers to maximize benefits, deliver them into value-based care models and administer health based assessments through GoHealth’s Encompass Platform

•	Expanded footprint through carrier additions that drive consumer choice and fit into 2021

•	Added UnitedHealthcare and Aetna nationally, in addition to multiple regional carriers

Financial Outlook

The trajectory of the US economy remains challenging to predict, particularly given the heightened uncertainty associated with the COVID-19 pandemic. During these times, demand for healthcare has demonstrated great resilience, and we believe that the COVID-19 pandemic has created favorable industry dynamics for technology-driven direct-to-consumer models such as GoHealth’s insurance marketplace. The Company is providing an outlook for the fiscal year ending December 31, 2020 based on current market conditions and expectations:

1. Full year 2020 net revenue of $840 – $890 million, representing year-over-year growth of 56% – 65%

2. Full year 2020 adjusted EBITDA of $265 – $290 million, representing year-over-year growth of 55% – 71%

Jones concluded, “Our recent IPO marked an important milestone nearly two decades after Brandon Cruz and I founded the Company, providing us with the necessary capital to deliver our long-term plan. We believe we have the winning strategy necessary to deliver great results for our shareholders over the coming years by working to improve access to healthcare in America.”

Conference Call Details

The Company will host a conference call today, Wednesday, August 19, 2020 at 5:00 pm (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 9537505. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link.

About GoHealth

As a leading health insurance marketplace, GoHealth’s mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is best for them. Since its inception, GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com

1 Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please refer to the appendix. 2 LTV/CAC defined as (i) aggregate commissions estimated to be collected over the estimated life of all Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, or LTV, divided by (ii) the cost to convert a prospect into a customer less other non-commission carrier revenue for such period, or CAC. 3 Total Medicare Advantage Submitted Policies includes Commissionable and non-Commissionable Policies.

Investor Relations:

Jay Koval, VP of Investor Relations

jkoval@gohealth.com

Media Relations:

pressinquiries@gohealth.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2020, including with respect to revenue and Adjusted EBITDA, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in our relationships with carriers, including a loss of a carrier relationships; failure to grow the Company’s customer base or retain our existing customers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2020 filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Non-GAAP Financial Measures and Key Performance Indicators

In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense, or EBITDA; Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.

Adjusted EBITDA represents EBITDA as further adjusted for share-based compensation, change in fair value of earnout liability, Centerbridge Acquisition costs, severance costs and incremental organizational costs in connection with the IPO. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

Management has provided its outlook regarding adjusted EBITDA, which is a non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company’s control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

“LTV/CAC” refers to the Lifetime Value of Commissions per Consumer Acquisition Cost, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, or LTV, divided by (ii) the cost to convert a prospect into a customer less other noncommission carrier revenue for such period, or CAC. CAC is comprised of cost of revenue, marketing and advertising expenses and customer care and enrollment expenses less other revenue and is presented on a per commissionable Approved Submission basis. “Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period. “LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, divided by (ii) the number of commissionable Approved Submissions for such period.

The following table sets forth the components of our results of operations for the three months ended June 30, 2020 and 2019 (unaudited):

	Successor		Predecessor
	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$96,606	76.0%	$60,077	80.6%	$36,529	60.8%
Other	30,451	24.0%	14,434	19.4%	16,017	111.0%

Net revenues	127,057	100.0%	74,511	100.0%	52,546	70.5%

Operating expenses:
Cost of revenue	36,559	28.8%	26,561	35.6%	9,998	37.6%
Marketing and advertising	21,634	17.0%	5,026	6.7%	16,608	330.4%
Customer care and enrollment	28,394	22.3%	15,814	21.2%	12,580	79.5%
Technology	5,705	4.5%	4,301	5.8%	1,404	32.6%
General and administrative	10,359	8.2%	7,106	9.5%	3,253	45.8%
Change in fair value of contingent consideration liability	15,300	12.0%	—	—	15,300	NM
Amortization of intangible assets	23,514	18.5%	—	—	23,514	NM
Transaction costs	—	—	299	0.4%	(299)	(100.0)%

Total operating expenses	141,465	111.3%	59,107	79.3%	82,358	139.3%

(Loss) income from operations	(14,408)	(11.3)%	15,404	20.7%	(29,812)	(193.5)%
Interest expense	8,986	7.1%	81	0.1%	8,905	NM
Other (income) expense	(505)	(0.4)%	38	0.1%	(543)	NM

(Loss) income before income tax expense	(22,889)	(18.0)%	15,285	20.5%	(38,174)	(249.7)%
Income tax (benefit) expense	(22)	0.0%	9	0.0%	(31)	(344.4)%

Net (loss) income	$(22,867)	(18.0)%	$15,276	20.5%	$(38,143)	(249.7)%

Non-GAAP Financial Measures:
EBITDA	$10,615		$16,871		$(6,256)	(37.1)%
Adjusted EBITDA	$26,936		$17,269		$9,667	56.0%
Adjusted EBITDA margin	21. 2%		23.2%

*	NM indicates that the percentage is not meaningful.

The reconciliations of GAAP net (loss) income to EBITDA and Adjusted EBITDA for the three months ended June 30, 2020 and 2019 are as follows:

(in thousands)	Three Months Ended June 30,
	Successor	Predecessor
	2020	2019
Net revenues	$127,057	$74,511

Net (loss) income	$(22,867)	$15,276
Interest expense	8,986	81
Income tax (benefit) expense	(22)	9
Depreciation and amortization expense	24,518	1,505

EBITDA	10,615	16,871
Share-based compensation expense(1)	597	—
Change in fair value of contingent consideration liability(2)	15,300	—
Centerbridge Acquisition costs(3)	—	299
IPO transaction costs(4)	424	—
Severance costs(5)	—	99

Adjusted EBITDA	$26,936	$17,269

Adjusted EBITDA margin	21.2%	23.2%

(1)	Represents non-cash share-based compensation expense in connection with profits interests.
(2)	Represents the change in fair value of the earnout liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(3)	Represents legal, accounting, consulting, and other costs related to the Centerbridge Acquisition.
(4)	Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(5)	Represents costs associated with the termination of employment.

The following table sets forth the components of our results of operations for the six months ended June 30, 2020 and 2019 (unaudited):

	Successor		Predecessor
	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$209,116	78.0%	$111,293	77.5%	$97,823	87.9%
Other	58,951	22.0%	32,308	22.5%	26,643	82.5%

Net revenues	268,067	100.0%	143,601	100.0%	124,466	86.7%
Operating expenses:
Cost of revenue	78,693	29.4%	54,113	37.7%	24,580	45.4%
Marketing and advertising	47,708	17.8%	16,437	11.4%	31,271	190.2%
Customer care and enrollment	52,371	19.5%	29,753	20.7%	22,618	76.0%
Technology	10,298	3.8%	8,457	5.9%	1,841	21.8%
General and administrative	20,849	7.8%	14,096	9.8%	6,753	47.9%
Change in fair value of contingent consideration liability	19,700	7.3%	—	—	19,700	NM
Amortization of intangible assets	47,029	17.5%	—	—	47,029	NM
Transaction costs	—	—	299	0.2%	(299)	(100.0)%

Total operating expenses	276,648	103.2%	123,155	85.8%	153,493	124.6%

(Loss) income from operations	(8,581)	(3.2)%	20,446	14.2%	(29,027)	(142.0)%
Interest expense	15,742	5.9%	109	0.1%	15,633	NM
Other (income) expense	(495)	(0.2)%	48	0.0%	(543)	NM

(Loss) income before income tax expense	(23,828)	(8.9)%	20,289	14.1%	(44,117)	(217.4)%
Income tax (benefit) expense	(24)	0.0%	11	0.0%	(35)	(318.2)%

Net (loss) income	$(23,804)	(8.9)%	$20,278	14.1%	$(44,082)	(217.4)%

Non-GAAP Financial Measures:
EBITDA	$40,579		$23,441		$17,138	73.1%
Adjusted EBITDA	$61,857		$24,405		$37,452	153.5%
Adjusted EBITDA margin	23.1%		17.0%

*	NM indicates that the percentage is not meaningful.

The reconciliations of GAAP net (loss) income to EBITDA and Adjusted EBITDA for the six months ended June 30, 2020 and 2019 are as follows:

(in thousands)	Six Months Ended June 30,
	Successor	Predecessor
	2020	2019
Net revenues	$268,067	$143,601

Net (loss) income	$(23,804)	$20,278
Interest expense	15,742	109
Income tax (benefit) expense	(24)	11
Depreciation and amortization expense	48,665	3,043

EBITDA	40,579	23,441
Share-based compensation expense(1)	1,077	—
Change in fair value of contingent consideration liability(2)	19,700	—
Centerbridge Acquisition costs(3)	—	299
IPO transaction costs(4)	424	—
Severance costs(5)	77	665

Adjusted EBITDA	$61,857	$24,405

Adjusted EBITDA margin	23.1%	17.0%

(1)	Represents non-cash share-based compensation expense in connection with profits interests.
(2)	Represents the change in fair value of the earnout liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(3)	Represents legal, accounting, consulting, and other costs related to the Centerbridge Acquisition.
(4)	Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(5)	Represents costs associated with the termination of employment.

GoHealth Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except unit and per unit amounts)

	Successor	Successor
	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,341	$12,276
Accounts receivable, net of allowance for doubtful accounts of $729 in 2020 and $904 in 2019	9,444	24,461
Commissions receivable – current	74,044	101,078
Prepaid expenses and other current assets	15,019	5,954

Total current assets	216,848	143,769
Commissions receivable – non-current	367,596	281,853
Property, equipment, and capitalized software, net	12,467	6,339
Intangible assets, net	735,754	782,783
Goodwill	386,553	386,553
Other long-term assets	1,193	998

Total assets	$1,720,411	$1,602,295

Liabilities and members’ equity
Current liabilities:
Accounts payable	$10,243	$13,582
Accrued liabilities	21,659	22,568
Commissions payable – current	46,240	56,003
Deferred revenue	1,047	15,218
Current portion of debt	4,170	3,000
Other current liabilities	3,974	2,694

Total current liabilities	87,333	113,065
Non-current liabilities:
Commissions payable – non-current	125,387	97,489
Long-term debt, net of current portion	397,235	288,233
Contingent consideration	62,400	242,700
Other non-current liabilities	543	664

Total non-current liabilities	585,565	629,086

Commitments and contingencies
Members’ Equity:

Preferred Units – $1.00 par value; 541,263,042 units authorized, issued and outstanding at June 30, 2020 and December 31, 2019	536,489	547,542
Class A Common Units – $1.00 par value; 351,345,682 and 237,938,682 units authorized, issued and outstanding at June 30, 2020 and December 31, 2019	282,317	218,911
Class B Common Units – $1.00 par value; 157,372,734 and 102,061,318 units authorized, issued and outstanding at June 30, 2020 and December 31, 2019, respectively	130,536	93,708
Senior Preferred Earnout Units – no par value; 100,000,000 and 0 units authorized, issued, and outstanding at June 30, 2020 and December 31, 2019, respectively	98,063	—
Profits Units – no par value; 97,918,116 units authorized at June 30, 2020 and December 31, 2019; 86,097,861 and 78,398,133 units issued at June 30, 2020 and December 31, 2019, respectively; and none outstanding at June 30, 2020 and December 31, 2019	—	—
Accumulated other comprehensive income (loss)	81	(17)

Total members’ equity	1,047,513	860,144

Total liabilities and members’ equity	$1,720,411	$1,602,295

GoHealth Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands, unaudited)

	Successor	Predecessor
	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Operating activities:
Net (loss) income	$(23,804)	$20,278
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Share-based compensation	1,077	—
Depreciation and amortization	1,636	3,043
Amortization of intangible assets	47,029	—
Amortization of debt discount and issuance costs	1,058	—
Change in fair value of contingent consideration	19,700	—
Other non-cash items	(458)	808
Changes in assets and liabilities:
Accounts receivable	15,506	860
Commissions receivable	(58,709)	(33,885)
Prepaid expenses and other assets	(1,329)	1,276
Accounts payable	(3,467)	(3,496)
Accrued liabilities	(7,641)	(1,792)
Deferred revenue	(14,171)	12,210
Commissions payable	18,135	12,377
Other liabilities	1,269	1,300

Net cash (used in) provided by operating activities	(4,169)	12,979
Investing activities:
Purchases of property, equipment and software	(7,764)	(4,783)

Net cash used in investing activities	(7,764)	(4,783)
Financing activities:
Borrowings under term loans	117,000	—
Principal payments under term loans	(1,793)	—
Payment of deferred offering costs	(874)	—
Principal payments under capital lease obligations	(144)	—
Borrowings under revolving credit facilities	—	42,967
Payments under revolving credit facilities	—	(47,823)
Debt issuance cost payments	(6,289)	—
Proceeds received upon issuance of common units	10,000	—

Net cash provided by (used in) financing activities	117,900	(4,856)
Effect of exchange rate changes on cash	98	(53)
Increase in cash and cash equivalents	106,065	3,287
Cash and cash equivalents at beginning of period	12,276	505

Cash and cash equivalents at end of period	$118,341	$3,792

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$798	$26
Purchases of property, equipment and software under capital leases	$—	$654
Issuance of senior preferred earnout units to settle contingent consideration liability	$100,000	$—
Issuance of common A and B units to settle contingent consideration liability	$100,000	$—

Segment Information

The following table sets forth operating segment results for the three months ended June 30, 2020 and 2019

	Successor		Predecessor
	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
(in thousands, except percentages)	Dollars	% of Total Revenues	Dollars	% of Total Revenues	$ Change	% Change
Net revenues:
Medicare—Internal	$87,201	68.6%	$32,412	43.5%	$54,789	169.0%
Medicare—External	28,108	22.1%	19,070	25.6%	9,038	47.4%
IFP and Other—Internal	7,019	5.5%	12,340	16.6%	(5,321)	(43.1)%
IFP and Other—External	4,729	3.7%	10,689	14.3%	(5,960)	(55.8)%

Total revenues	127,057	100.0%	74,511	100.0%	52,546	70.5%

Segment profit:
Medicare—Internal	32,746	25.8%	14,941	20.1%	17,805	119.2%
Medicare—External	495	0.4%	5,692	7.6%	(5,197)	(91.3)%
IFP and Other—Internal	(54)	0.0%	(268)	(0.4)%	214	(79.9)%
IFP and Other—External	130	0.1%	107	0.1%	23	21.5%

Total segment profit	33,317	26.2%	20,472	27.5%	12,845	62.7%
Corporate expense	8,911	7.0%	4,769	6.4%	4,142	86.9%
Change in fair value of contingent consideration liability	15,300	12.0%	—	—	15,300	NM
Amortization of intangible assets	23,514	18.5%	—	—	23,514	NM
Transaction costs	—	—	299	0.4%	(299)	NM
Interest expense	8,986	7.1%	81	0.1%	8,905	NM
Other (income) expense	(505)	(0.4)%	38	0.1%	(543)	NM

(Loss) income before income taxes	$(22,889)	(18.0)%	$15,285	20.5%	$(38,174)	(249.7)%

*	NM indicates that the percentage is not meaningful.

The following table sets forth operating segment results for the six months ended June 30, 2020 and 2019

	Successor		Predecessor
	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
(in thousands, except percentages)	Dollars	% of Total Revenues	Dollars	% of Total Revenues	$ Change	% Change
Net revenues:
Medicare—Internal	$182,488	68.1%	$53,324	37.1%	$129,164	242.2%
Medicare—External	57,053	21.3%	39,404	27.4%	17,649	44.8%
IFP and Other—Internal	15,651	5.8%	26,780	18.6%	(11,129)	(41.6)%
IFP and Other—External	12,875	4.8%	24,093	16.8%	(11,218)	(46.6)%

Total revenues	268,067	100.0%	143,601	100.0%	124,466	86.7%

Segment profit:
Medicare—Internal	74,482	27.8%	19,806	13.8%	54,676	276.1%
Medicare—External	173	0.1%	9,071	6.3%	(8,898)	(98.1)%
IFP and Other—Internal	427	0.2%	612	0.4%	(185)	(30.2)%
IFP and Other—External	642	0.2%	1,370	1.0%	(728)	(53.1)%

Total segment profit	75,724	28.2%	30,859	21.5%	44,865	145.4%
Corporate expense	17,576	6.6%	10,114	7.0%	7,462	73.8%
Change in fair value of contingent consideration liability	19,700	7.3%	—	—	19,700	NM
Amortization of intangible assets	47,029	17.5%	—	—	47,029	NM
Transaction Costs	—	—	299	0.2%	(299)	NM
Interest expense	15,742	5.9%	109	0.1%	15,633	NM
Other (income) expense	(495)	(0.2)%	48	0.0%	543	NM

(Loss) income before income taxes	$(23,828)	(8.9)%	$20,289	14.1%	$(44,117)	(217.4)%

*	NM indicates that the percentage is not meaningful.

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and six months ended June 30, 2020 and 2019, split between those submissions that are commissionable (compensated through commissions received from carriers) and those that are non-commissionable (compensated via hourly fees and enrollment fees):

	Three Months Ended June 30,		Six Months Ended June 30,
	Successor	Predecessor	Successor	Predecessor
	2020	2019	2020	2019
Medicare Advantage	99,078	47,039	216,413	83,095
Medicare Supplement	2,248	4,260	4,919	8,114
Prescription Drug Plans	1,969	2,766	4,431	5,458

Total Medicare—Commissionable	103,295	54,065	225,763	96,667

Medicare Advantage	7,407	1,404	14,334	1,902
Medicare Supplement	1,734	260	3,546	416
Prescription Drug Plans	955	109	1,753	136

Total Medicare—Non Commissionable	10,096	1,773	19,633	2,454

Total Medicare Submitted Policies	113,391	55,838	245,396	99,121

The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for the three and six months ended June 30, 2020 and 2019. Only commissionable policies are used to calculate our LTV.

Medicare—Internal

	Three Months Ended June 30,		Six Months Ended June 30,
	Successor	Predecessor	Successor	Predecessor
	2020	2019	2020	2019
Medicare Advantage	67,818	30,814	151,426	50,274
Medicare Supplement	465	1,185	1,287	2,254
Prescription Drug Plans	1,571	1,882	3,745	3,467

Medicare—Internal Commissionable Approved Submissions	69,854	33,881	156,458	55,995

Medicare—External

	Three Months Ended June 30,		Six Months Ended June 30,
	Successor	Predecessor	Successor	Predecessor
	2020	2019	2020	2019
Medicare Advantage	28,979	16,176	61,266	32,790
Medicare Supplement	1,633	2,615	3,191	5,213
Prescription Drug Plans	405	884	854	1,991

Medicare—External Commissionable Approved Submissions	31,017	19,675	65,311	39,994

The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	Successor	Predecessor	Successor	Predecessor
	2020	2019	2020	2019
Medicare Advantage	$905	$873	$879	$868
Medicare Supplement	$937	$946	$928	$936
Prescription Drug Plans	$215	$192	$216	$192